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                                                                     Exhibit 5.1

                             FOLEY, HOAG & ELIOT LLP

                             ONE POST OFFICE SQUARE

                        BOSTON, MASSACHUSETTS 02109-2170

                                    ---------



                       TELEPHONE: 617-832-1000    1747 PENNSYLVANIA AVE., N.W.
                       FACSIMILE: 617-832-7000       WASHINGTON, D.C. 20006
                         http://www.fhe.com            TEL: 202-223-1200
                                                       FAX: 202-785-6687

                                      October 26, 1998

Abington Bancorp, Inc.
538 Bedford Street
P.O. Box 2006
Abington, Massachusetts 02351

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") filed today by Abington Bancorp, Inc., a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-8 Registration Statement relates to the proposed offering by the Company of 100,000 shares (the "Shares") of its Common Stock, $.10 par value per share ("Common Stock"), issuable pursuant to the Company's Deferred Stock Compensation Plan for Directors of Abington Bancorp, Inc. and its Subsidiaries (the "Plan").

         In arriving at the opinion expressed below, we have examined and relied on the following documents:

         1. The Company's Articles of Organization and By-Laws, each as amended as of the date hereof;

         2. Such records of meetings and consents of the Company's Board of Directors and of its stockholders, stock records and other records and documents as we deemed necessary or appropriate for purposes of rendering this opinion;

         3.  The Plan.

         Based upon the foregoing, it is our opinion that:

         1. The Company has corporate power adequate for the issuance of the Shares in accordance with the S- 8 Registration Statement.


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Abington Bancorp, Inc.
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         2. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares.

         3. When certificates for the Shares have been duly executed and counter-signed and delivered against due receipt of the purchase price in accordance with the provisions of the Plan, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement.

                                             Very truly yours,

                                             FOLEY, HOAG & ELIOT LLP

                                             By:  /s/ Carol Hempfling Pratt
                                                -----------------------------
                                                  A Partner